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                                                                     EXHIBIT 5.1


                                January 19, 1999


Platinum Software Corporation
195 Technology Drive
Irvine, CA  92618


            RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

            We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about January 8, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 2,058,710 shares of your Common Stock (the "Shares") which are to be issued pursuant to the DataWorks 1995 Equity Incentive Plan, the DataWorks 1995 Non-Employee Directors' Stock Option Plan, the Interactive 1997 Nonstatutory Stock Option Plan, the Interactive 1995 Stock Option Plan (collectively the "Plans") and the Nonstatutory Stock Option Agreement between DataWorks and Norman Farquhar and the Nonqualified Stock Option Agreement between yourself and Stuart W. Clifton (collectively the "Stock Option Agreements"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares under the Plans and pursuant to the agreements.

            It is our opinion that, when issued and sold in the manner referred to in the Stock Option Agreements, or in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, the Shares will be legally and validly issued, fully paid and nonassessable.

            We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ Wilson Sonsini Goodrich & Rosati